EXHIBIT (a)1(b)

                            MASON STREET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

      Mason Street Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      First: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

      Second: (a) The total number of shares of stock of the Corporation before the increase contemplated herein is as follows: two billion seven hundred million shares of the par value of one-tenth cent ($0.001) per share, and having an aggregate par value of two million seven hundred thousand dollars ($2,700,000 ).

            (b) The shares are divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

            SERIES                              NUMBER OF SHARES IN SERIES
            ------                              ---------------------------

            Aggressive Growth Stock Fund              300,000,000

            International Equity Fund                 300,000,000

            Growth Stock Fund                         300,000,000

            Growth and Income Stock Fund              300,000,000

            Index 500 Stock Fund                      300,000,000

            Asset Allocation Fund                     300,000,000

            High Yield Bond Fund                      300,000,000

            Select Bond Fund                          300,000,000

            Municipal Bond Fund                       300,000,000
                                                      -----------

                        TOTAL:                      2,700,000,000

      Third: the board of directors of the Corporation at a meeting duly convened and held on May 11, 1999, in accordance with the procedural requirements of the by-laws of the Corporation, increased the total number of shares of capital stock that the Corporation has authority to issue, such action of the board of directors being taken in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      Fourth: (a) the total number of additional shares of all classes of stock of the Corporation authorized at said board meeting is as follows: six hundred million (600,000,000) shares of the par value of one-tenth cent ($0.001) a share, and having an aggregate par value of six hundred thousand dollars ($600,000).

            (b) The total number of shares of all classes of stock of the Corporation as increased is as follows: three billion three hundred million (3,300,000,000) shares of the par value of one-tenth cent ($0.001) a share and having an aggregate par value of three million three hundred thousand dollars ($3,300,000).

      The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

            SERIES                              NUMBER OF SHARES IN SERIES
            ------                              --------------------------

            Small Cap Growth Stock Fund               300,000,000

            Aggressive Growth Stock Fund              300,000,000

            International Equity Fund                 300,000,000

            Index 400 Stock Fund                      300,000,000

            Growth Stock Fund                         300,000,000

            Growth and Income Stock Fund              300,000,000

            Index 500 Stock Fund                      300,000,000

            Asset Allocation Fund                     300,000,000

            High Yield Bond Fund                      300,000,000

            Select Bond Fund                          300,000,000

            Municipal Bond Fund                       300,000,000
                                                      -----------

                        TOTAL:                      3,300,000,000


      IN WITNESS WHEREOF, Mason Street Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President, and attested and its corporate seal to be hereunder affixed by its Secretary, on May 11, 1999.

Attest:                               MASON STREET FUNDS, INC.

                                      By:  /S/ JAMES D. ERICSON
                                           --------------------
/S/ MERRILL C. LUNDBERG                        James D. Ericson, President
-----------------------
Merrill C. Lundberg, Secretary

[Corporate Seal]


      The undersigned, President of Mason Street Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    /S/ JAMES D. ERICSON
                                    --------------------
                                    James D. Ericson, President
                                    Mason Street Funds, Inc.